Exhibit 99(a)(1)(B)
        LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 22, 2023
THE OFFER WILL EXPIRE AT 11:59 P.M., CENTRAL TIME, ON
DECEMBER 27, 2023, UNLESS THE OFFER IS EXTENDED
        Any questions concerning the Offer or this Letter of Transmittal can be directed to the following address:

If using regular mail:

Hancock Park Corporate Income, Inc.
Attention: Investor Services Department
P.O. Box 2189
San Rafael, CA 94912-2189

If using overnight mail, UPS, FedEx or Courier:

Hancock Park Corporate Income, Inc.
Attention: Investor Services Department
125 E Sir Francis Drake Blvd, Ste 301
Larkspur, CA 94939-1820

        Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to Hancock Park Corporate Income, Inc. (“Hancock Park” or the “Company”).
        The offer to purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.
        IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

Ladies and Gentlemen:
        This Letter of Transmittal is provided in connection with the Company’s offer (the “Offer to Purchase”) dated November 22, 2023 to purchase up to 49,378 Shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which represents 2.5% of the weighted average number of shares of our outstanding Common Stock for the trailing 12-month period ended September 30, 2023. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and is incorporated in the State of Maryland. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company the number of Shares specified below in Section B “Number of Shares Being Tendered” for purchase by the Company at a price per share equal to the net asset value (“NAV”), per Share of the Company’s Common Stock on December 28, 2023 (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, collectively constitute the “Offer”). The Offer will expire at 11:59 P.M., Central Time, on December 27, 2023 (the “Expiration Date”), unless extended.
        Subject to, and effective upon, acceptance for payment for the Shares tendered herewith, in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer.
        The name(s) of the registered holder(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with such registered holder(s)’ purchase of the Shares, unless such registered holder(s)’ Shares have been transferred, in which event the name(s) of the holder(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the stock ledger maintained in book-entry form by Phoenix American Financial Services, Inc., the Company’s transfer agent. The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.
        The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer. The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made by the Company promptly following the expiration of the Offer, and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the Signatory will be made on behalf of the Company by check or wire transfer to the account identified by the Signatory below.
        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.
        The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

TENDER AUTHORIZATION FORM
A. STOCKHOLDER(S) INFORMATION

Beneficial Owner(s) Information

Name:	Name:
Address:	Address:
(street)	(street)
________________________________	___________________________________________________
(city/state) (zip)	(city/state) (zip)
Social Security or Tax ID No.:	Social Security or Tax ID No.:
Hancock Park Account No.:	Hancock Park Account No.:
Telephone No.	Telephone No.

Shares are held through an individual retirement account or other qualified pension account:    ☐ Yes    ☐ No

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Company’s transfer agent)*
*For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Letter of Transmittal in the “Registered Holder Signature” block in Section E.

Name of Registered Holder:	(e.g., custodian if shares are registered in the name of a custodian)

Address:
(street) (city/state) (zip)

Tax ID No.:	Telephone No.:
B. NUMBER OF SHARES BEING TENDERED (select one option)
☐All Shares owned as of the Expiration Date
☐Other number of Shares:

NOTE: If the aggregate amount of Shares tendered for repurchase exceeds the number of Shares the Company seeks to repurchase, the Company will repurchase Shares on a pro-rata basis, subject to “odd lot” priority, in accordance with the number of Shares duly tendered by or on behalf of each stockholder.
This Hancock Park Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 22, 2023.

C. ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 10 Shares (an “odd lot”) who tender (and do not withdraw) all of their Shares (also known as “Odd Lot Holders”) may have their Shares accepted for payment before any pro-rata reduction in the repurchase of other tendered Shares if the Offer to Purchase is oversubscribed. This preference is not available to partial tenders or to beneficial or record holders of 10 or more Shares in the aggregate even if these holders have separate accounts each representing fewer than 10 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 10 Shares. By checking the appropriate box below, the undersigned certifies that:
☐The undersigned is the beneficial or record owner of an aggregate of fewer than 10 shares, all of which are being tendered.
D. REMITTANCE INFORMATION (select one option, if applicable)
If no option is selected, (i) all proceeds from tenders processed for custodial accounts will be remitted to the custodian and (ii) all proceeds from tenders processed for non-custodial accounts will be remitted to the address of record for the owner(s).
☐Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.
☐Remit payment in the name of the owner(s) directly to the bank account of the owner(s) or custodian of record, as applicable, on record with the Company. If no such bank account information is on record with the Company, payment will be remitted in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.
☐Remit payment to, and in the name of, the following third party (signature guarantee required in Section E):

Name:

Address:
(street) (city/state) (zip)
Remit payment in the name of the following account holder and to the following bank account via ACH (signature guarantee required in Section E):

Bank Name:

Bank Routing No.:

Bank Account No.:

Bank Account Holder Name:

Security or Tax ID No.:
This Hancock Park Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 22, 2023.

E. COST BASIS INFORMATION (information required for tax reporting purposes)
Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with the Offer. If the owner(s) does not provide this information, the Company will use its chosen default method, First-In, First-Out (FIFO). Hence, unless the owner(s) have previously directed the Company to use another method, the Company’s default method, First-In, First-Out (FIFO), will be used to calculate the gain or loss associated with the Offer. Note that the Company’s default method may not be the most tax advantageous method. You may want to consult your financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact Hancock Park at (844) 315-1756.
This Hancock Park Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 22, 2023.

F. SIGNATURE (all registered holders must sign)
        The Signatory authorizes and instructs the Company to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by the Company, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Letter of Transmittal, the Signatory hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated in Section B “Number of Shares Being Tendered” above.
        If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature—Beneficial Owner	Signature—Beneficial Owner

Date	Date

Registered Holder Signature (if different than above, e.g., custodial accounts; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Company’s transfer agent):

Signature—Registered Holder

Print Name of Registered Holder
Title of Signatory

Date

This Hancock Park Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 22, 2023.

Signature Guarantee:*	Signature Guarantee:*

The undersigned hereby guarantees the signature of the registered holder, or if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.	The undersigned hereby guarantees the signature of the registered holder, or if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.
Institution Issuing Guarantee:	Institution Issuing Guarantee:
Name	Name

Address	Address

(street)	(street)

(city/state) (zip)	(city/state) (zip)

Authorized Signature	Authorized Signature

*Signature Guarantee to be completed only if required by Section C “Remittance Information.”
This Hancock Park Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 22, 2023.

INSTRUCTIONS TO LETTER OF TRANSMITTAL
        THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
        1.    Guarantee of Signatures.    If required by Section C “Remittance Information,” signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).
        2.    Delivery of Letter of Transmittal.    This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by personal delivery to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.
        A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 11:59 P.M., Central Time, on December 27, 2023, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.
        The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
        3.    Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.
        (a)   If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by Phoenix American Financial Services, Inc., the Company’s transfer agent.
        (b)   If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
        (c)   If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.
        (d)   If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares or of the name of the last transferee indicated on the stock ledger maintained in book-entry form by Phoenix American Financial Services, Inc., the Company’s transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, or if the Purchase Price is to be remitted to any person(s) other than the registered holder(s) of such Shares, signatures must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

        NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, OFS CAPITAL MANAGEMENT, LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.
        4.    Withholding.    The Company is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.
        5.    Determinations of Validity.    All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering stockholders to challenge the Company’s determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.
        6.    Requests for Assistance or Additional Copies.    Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address set forth on the cover page of this Letter of Transmittal. Stockholders who do not own Shares directly may also obtain such information and copies from their commercial bank, trust company or other nominee. Stockholders who do not own Shares directly are required to tender their Shares through their commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.
        7.    Backup Withholding.    Each holder that desires to tender Shares must, unless an exemption applies, provide the Company with the holder’s taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the holder is an individual, the taxpayer identification number is his or her social security number. If the Company is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the IRS in addition to being subject to backup withholding.
        Holders are required to give the Company the taxpayer identification number of the registered holder of the Shares by completing the IRS Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.
        If backup withholding applies, the Company is required to withhold a portion of any payment made to the stockholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.
        Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a holder must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-8ECI, or other applicable form, signed under penalties of perjury, attesting to that person’s exempt status. A holder would use an IRS Form W-8BEN or IRS Form W-8BEN-E to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A non-U.S. Stockholder may also use an IRS Form W-8BEN or Form W-8BEN-E to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.
        HOLDERS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

*    *    *
        IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.